EXHIBIT 32


                              CERTIFICATION



The undersigned each certify that:

1. They are the duly appointed Chief Executive Officer and Chief Financial Officer, respectively, of Northern Empire Bancshares, a California Corporation ("the Company"); and

2. To her best knowledge and belief, the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and to which the Certification is attached as Exhibit 32, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the Financial condition and results of operations of Northern Empire Bancshares.

Date:     February 27, 2004



    /s/ Deborah A. Meekins                 /s/ Jane M. Baker
-----------------------------          ----------------------------
Deborah A. Meekins                     Jane M. Baker
President & Chief Executive Officer    Chief Financial Officer